Exhibit 1.1

                        CAPITAL STOCK PURCHASE AGREEMENT

         CAPITAL STOCK PURCHASE AGREEMENT, dated December 31, 2001, by and among FOUNTAIN HOLDINGS, LLC, a Wyoming limited liability company, maintaining a mailing address at c/o Eaglestone Capital Services, Inc., 400 Oceangate, Suite 1125, Long Beach, California 90802 (the "Seller"); JOSEPH S. SCHUCHERT, JR., an individual maintaining a mailing address at 44 Polo Drive, Big Horn, Wyoming, 82833 ("Schuchert") and PARK STREET ACQUISITION CORPORATION, a Florida company, maintaining a mailing address at 3400 82nd Way, North, St. Petersburg, Florida 33710 (the "Purchaser").

                             BACKGROUND INFORMATION

         This Agreement sets forth the terms and conditions upon which Purchaser is acquiring from the Seller and from Schuchert and the Seller and Schuchert are selling and delivering to the Purchaser, respectively, free and clear of all liabilities, obligations, claims, liens and encumbrances, (i) 2,000,000 shares of the Class A Convertible Preferred Stock of Fountain Pharmaceuticals, Inc., a Delaware corporation, (the "Company"), par value $.001 per share (the "Shares") held in the name of Seller; and (ii) that Common Stock Purchase Warrant, dated December 31, 1998, in the name of Schuchert (the "Warrant") to purchase that number of shares of the Company's Class A common capital stock as specified in the Warrant and (iii) any residual securities owned by Schuchert including stock options (the Shares, Warrant, and any residual securities sometimes collectively being referred to herein as the "Securities").

                              OPERATIVE PROVISIONS

                                    ARTICLE 1

                         Purchase and Sale of Securities

         1.1 Securities to be Sold. Subject to the terms and conditions of this Agreement, at the Closing referred to in Section 1.4 hereof, the Seller and Schuchert shall sell and deliver to the Purchaser good, valid and marketable title to the Securities, free and clear of all liabilities, obligations, claims, liens and encumbrances, by delivering to the Purchaser one or more stock certificates representing the Shares, duly endorsed in blank or accompanied by one or more stock powers duly endorsed in blank, and in form for transfer satisfactory to counsel for the Purchaser and by delivering a written assignment of the Warrant and by delivering an assignment of any other residual securities of the Company held by Schuchert, and any necessary consents to assignment, in form satisfactory to counsel for the Purchaser.

         1.2 Purchase Price of the Securities. The aggregate purchase price to be paid by the Purchaser to the Seller and to Schuchert for the Securities shall be Twenty Thousand and No/100 Dollars ($20,000.00) (the "Purchase Price") which Purchase Price shall be distributed as follows:

         a. Eight Thousand and No/100 Dollars ($8,000) shall be paid to Seller in consideration of the transfer of 2,000,000 shares of the Company's Class A convertible preferred stock; and

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         b. Twelve Thousand and No/100 Dollars ($12,000) shall be paid to
Schuchert in consideration of the transfer of the Warrant and other securities of the Company held in the name of Schuchert.

         1.3 Payment of Purchase Price. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of the Seller and Schuchert contained herein, and in consideration of the sale and delivery of the Securities, the Purchaser shall pay the Purchase Price at the Closing, by delivery of a certified or cashier's check, made payable to the Seller and Schuchert as set forth in section 1.2 above.

         1.4 Closing. The closing of the sale and purchase of the Securities shall take place at such time and place as may be agreed to by the parties but no later than December 31, 2001 (the "Closing"). At the Closing, the Seller and Schuchert shall deliver to the Purchaser one or more certificates for the Securities, in negotiable form, with all requisite stock transfer stamps or the funds therefore attached and shall deliver to the Seller written assignments of the Warrant and any residual securities and any necessary consents to assignment, as applicable. Following such delivery, the Purchaser shall deliver the Purchase Price to the Seller. Each party shall be responsible for all fees and costs incurred by it or on its behalf in connection with the negotiation of this Agreement and the Closing.

         If at the Closing Seller or Schuchert shall fail to deliver the Securities in accordance with the requirements set forth herein, or if any of the conditions specified hereunder shall not have been fulfilled, the Purchaser shall, at its option, be relieved of his obligations under this Agreement without thereby waiving any rights he may have by reason of such failure or non-fulfillment. Conversely, if the Purchaser fails to close the transactions herein contemplated for any reason other than a default or breach occasioned by the Seller or Schuchert under the terms hereof, or a failure of performance of any of the conditions recited in Article 2 below, the Seller and Schuchert may pursue any legal rights or remedies then available to it, expressly including the right to require the Purchaser's specific performance of this Agreement.

                                    ARTICLE 2

           Representations and Warranties of the Seller and Schuchert

         The Seller and Schuchert, jointly and severally, represent, warrant and agree as follows:

         2.1 Title to Securities. The Securities are free and clear of all liens, claims, encumbrances and restrictions, legal or equitable, of every kind, except for certain restrictions on transfer imposed by federal and state securities laws. The Seller and Schuchert have full and unrestricted legal right, power and authority to sell, assign and transfer the Securities to Purchaser without obtaining the consent or approval of any other person or governmental authority, and the delivery of such Securities to Purchaser pursuant to this Agreement will transfer valid title thereto, free and clear of all liens, encumbrances, claims and restrictions of every kind, except for certain

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restrictions on transferability imposed by federal and state securities laws.
The execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute a default under any provision of any agreement by which the Seller or Schuchert is bound.

         2.2 Authorization. When executed and delivered by Seller and Schuchert, this Agreement will constitute the valid and binding obligations of the Seller and Schuchert, enforceable in accordance with its terms.

         2.3 Consent. No consent, approval or authorization of or registration, qualification, designation, declaration or filing with any governmental authority or private person or entity on the part of Seller or Schuchert is required in connection with the execution and delivery of this Agreement or the consummation of any other transaction contemplated hereby, except as shall have been duly taken or effected prior to the Closing.


                                    ARTICLE 3

           Representations, Warranties and Covenants of the Purchaser

         The Purchaser represents and warrants to, and covenants with, the Seller and Schuchert as follows:

         3.1 Authorization. When executed and delivered by the Purchaser, this Agreement will constitute the valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms.

         3.2 No Contractual Violation. Neither the execution, delivery nor performance of this Agreement by the Purchaser, including the consummation by the Purchaser of the transactions contemplated hereby, will constitute a violation of or a default under, or conflict with, any term or provision of the any contract, commitment, indenture or other agreement, or of any other private restriction of any kind, to which the Purchaser is a party or by which it is otherwise bound.

                                    ARTICLE 4

                       Additional Agreements and Covenants

         The parties further agree and covenant as follows:

         4.1 Delivery of Additional Instruments on Request. Each party agrees to execute and deliver or cause to be executed and delivered at the Closing, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other party may reasonably request for the purpose of fully effecting the transactions herein contemplated.

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         4.2 Agreements as to Conditions. Each party agrees to use its best efforts to satisfy each and every of the conditions set forth in Sections 6. and 7., respectively, of this Agreement.

         4.3 Release of Obligation owing to Schuchert. Schuchert, in consideration of the Purchase Price and other good and valuable consideration, shall, prior to the Closing, forever release and discharge the Company from its obligation to him pursuant to that certain Credit Agreement, dated as of December 31, 1998, and from any other debts or obligations owing to Schuchert by the Company, and shall deliver a written release of the above specified obligations at the Closing in a form satisfactory to counsel for Purchaser.

         4.4 Confidentiality. The parties hereto will maintain in confidence written, oral or other information obtained from the other party regarding this transaction or any other information unless such information is or becomes publicly available through no fault of such party or the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

         4.5 Cross Default. Any breach of that certain Capital Stock Purchase Agreement by and between Fountain Pharmaceuticals, Inc., Park Street Acquisition Corporation and Joseph S. Schuchert (the "Company Agreement"), the terms of which are incorporated herein by reference, shall constitute a breach of this Agreement, including, but not limited to, any breach of the representations and warranties contained therein.

         4.6 Public Announcements. The parties hereto agree that no disclosure or public announcement with respect to this Agreement, or any transactions contemplated by this Agreement, shall be made by any party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld.

         4.7 Brokerage Fee. The parties hereto agree to indemnify and hold harmless the other from and against any and all claims, losses, liabilities or expenses which may be asserted against or suffered by any as a result of any broker, finder or other person claiming any fee or commission by reason of services rendered or alleged to have been rendered for or at the instance of a particular party hereto with respect to the negotiation or execution of this Agreement or to the delivery of the consideration herein specified.


                                    ARTICLE 5

                                 Indemnification

         5.1 Indemnification. Schuchert shall indemnify and hold harmless the Purchaser at all times from and after the date of this Agreement against and in respect of all demands, claims, actions, liabilities, damages, losses, judgments, assessments, costs and expenses (including without

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limitation interest, penalties and attorney fees) asserted against, resulting to, imposed upon or incurred by the Purchaser, directly or indirectly, and arising from:

         (a) All liabilities of the Company of any nature, whether accrued, absolute, contingent or otherwise, existing as of the Closing, or arising out of transactions entered into or facts or circumstances existing prior to that date; or

         (b) a breach of any representation, warranty, covenant or agreement made or to be performed by the Seller or Schuchert under this Agreement or a breach of any representation, warranty, covenant or agreement made or to be performed by the Company in the Company Agreement referred to above (individually a "Claim" and collectively, the "Claims").

         Notwithstanding the foregoing, the Purchaser shall only be entitled to indemnification hereunder if Purchaser gives notice of a Claim to Schuchert in accordance with Section 5.2 by that day which is one year from the date of Closing. Additionally, in no event shall the aggregate amount of losses for which the Purchaser has the right to seek indemnification from Schuchert exceed Ten Thousand and N0/100 Dollars ($10,000).

         5.2 Notification. The Purchaser shall, upon becoming aware or being put on notice of the existence of a Claim with respect to which Purchaser may be entitled to indemnification pursuant to this Article 5, promptly notify Schuchert in writing of such matter at the address specified in the preamble to this Agreement.

         5.3 Settlement and Defense of Claims. Except as hereinafter provided, upon receiving notice in accordance with section 5.2, Schuchert shall have the right to settle at his own cost and expense all Claims which are susceptible of being settled or defended, and to defend, through counsel of his own choosing and at his own cost and expense, any third party action which may be brought in connection therewith; provided, that Schuchert shall be required to keep Purchaser fully and currently informed as to all settlement negotiations and the progress of any litigation; and provided further that the Purchaser shall have the right to fully participate in the defense and settlement of any Claim at its own expense.

                                    ARTICLE 6

                     Conditions to Closing by the Purchaser

         The obligation of the Purchaser to consummate the transactions herein contemplated is subject to the satisfaction at or prior to the Closing of each of the following conditions, and if the Purchaser shall not consummate such transactions by reason of the failure of any of such conditions to be met as herein provided, the Purchaser shall have no liability to the Seller or Schuchert.

         6.1 Inspection Period. The Purchaser shall have until Closing in order to satisfy itself that the Company and the Securities have been adequately represented to the Purchaser (the "Inspection

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

Period"). If at any time during this Inspection Period the Purchaser determines not to proceed with the acquisition of the Securities, the Purchaser shall so notify the Seller and Schuchert in writing and the Purchaser shall have no obligation to the Seller or Schuchert, except as to the confidentiality provisions set forth herein.

         6.2 Truthfulness of Representations and Warranties. Each of the representations and warranties of the Seller and Schuchert contained in this Agreement shall be true and correct as of the Closing with the same effect as though such representations and warranties had been made on and as of such date. Each such representation and warranty shall survive the consummation of the transactions contemplated by this Agreement and shall remain in full force and effect thereafter.

         6.3 Performance. Each of the agreements of the Seller and Joseph S. Schuchert, Jr. to be performed or complied with at or before the Closing pursuant to the terms hereof shall have been duly performed or complied with.

         6.4 Consents. All consents to the consummation of the transactions contemplated herein which are required in order to prevent a breach of, or a default under, the terms of any agreement to which the Seller or Schuchert is a party or is bound shall have been obtained.

         6.5 No Litigation Threatened. No action or proceeding shall have been instituted or, to the knowledge of the Seller or Schuchert, shall have been threatened before a court or other governmental body or by any public authority to restrain or prohibit the transactions contemplated herein. No governmental agency or body shall have taken any other action or made any request of the Purchaser or the Seller or Schuchert as a result of which the Purchaser deems it inadvisable to proceed with the transaction.

         6.6 Closing of Stock Purchase Agreement. Subsequent to or simultaneously with the Closing, there shall occur a closing on the transaction contemplated by the Company Agreement.

                                    ARTICLE 7

                Conditions to Closing by the Seller and Schuchert

         The obligation of the Seller and Schuchert to consummate the transactions herein contemplated shall be subject to the satisfaction of the Seller on or prior to the Closing of each of the following conditions, and if the Seller shall not consummate such transactions by reason of the failure of any of such conditions to be met as herein provided, the Seller and Schuchert shall have no liability to the Purchaser.

         7.1 Truthfulness of Representations and Warranties. Each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing with the same effect as though such representations and warranties had been made on and as of such date. Each such representation and warranty shall survive the consummation of the transactions contemplated by this Agreement and shall remain in full force and effect thereafter.

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

         7.2 Performance. Each of the agreements of the Purchaser to be performed or complied with on or before the Closing pursuant to the terms hereof shall have been duly performed and complied with.

         7.3 No Litigation Threatened. No action or proceeding shall have been instituted or, to the knowledge of the Purchaser, shall have been threatened before a court or other governmental body or by any public authority to restrain or prohibit the transactions contemplated herein. No governmental agency or body shall have taken any other action or made any request of the Seller or Purchaser as a result of which the Seller deems it inadvisable to proceed with the transaction.

                                    ARTICLE 8

                            Miscellaneous Provisions

         8.1 Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if hand delivered, mailed from within the United States by certified or registered mail, or sent by prepaid telegram to the applicable address appearing in the preamble to this Agreement, or to such other address as either party may have designated by like notice forwarded to the other party hereto. All notices, except notices of change of address, shall be deemed given when mailed or hand delivered and notices of change of address shall be deemed given when received.

         8.2 Binding Agreements; Assignability. Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the personal representatives, heirs, devisees and successors of the respective parties hereto and shall be assignable by the Purchaser without the prior written approval of the Seller or Schuchert.

         8.3 Entire Agreement. This Agreement, and the other documents referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each party.

         8.4 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

         8.5 Headings. The headings of this Agreement are inserted for convenience and identification only, and are in no way intended to describe, interpret, define or limit the scope, extent or intent hereof.

         8.6 Application of Florida Law; Venue. This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Florida. Venue for any legal action which may be brought hereunder shall be deemed to lie in Hillsborough or Pinellas County, Florida.

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

         8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.8 Legal Fees and Costs. If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his, her or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party(ies).

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       Purchaser

                                       PARK STREET ACQUISITION CORPORATION

                                       By: /s/ Brendon K. Rennert
                                           -----------------------------------

                                       Its: President
                                            ----------------------------------


                                       The Seller

                                       FOUNTAIN HOLDINGS, LLC


                                       By:  /s/ Joseph Schuchert
                                            ----------------------------------

                                       Its:  Managing Member
                                             ---------------------------------


                                       SCHUCHERT


                                       /s/ Joseph Schuchert
                                       ---------------------------------------
                                       Joseph S. Schuchert, Jr., Individually

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